Exhibit 99

ORIENTAL FINANCIAL GROUP REPORTS 4Q12 & 2012 RESULTS

SAN JUAN, Puerto Rico, February 7, 2013 – Oriental Financial Group Inc. (NYSE: OFG) today reported results for the fourth quarter and year ended December 31, 2012.

HIGHLIGHTS

•         Acquisition of Banco Bilbao Vizcaya Argentaria, S.A.’s Puerto Rico operations (BBVA PR) and related deleveraging of the investment securities portfolio have transformed Oriental in line with its major strategies

•         Combination of BBVA PR and Oriental has created a larger, diversified and growth oriented banking platform

•         Due to a higher than originally estimated valuation for BBVA PR, there was almost no dilution to book value per share. As a result, estimated time to earn back tangible book value has been significantly reduced.

•         Strong core performance in 4Q12 and 2012; however, as anticipated, non-recurring items primarily related to the acquisition and deleveraging negatively affected results

•         2012 net income available to common shareholders of $14.6 million, equal to $0.35 per common share

•         2013 outlook strong, based on initial EPS guidance

CEO COMMENT

“Oriental is now in a very solid position, financially and operationally, to realize the benefits of the combination with BBVA PR,” said José Rafael Fernández, President, Chief Executive Officer and Vice Chairman of the Board.

“We want to thank our customers for their continuing support, placing their trust in our ability to serve them.  We also want to thank our employees for their enthusiasm and contribution.  Employee morale is high, and integration is well underway.  We are very pleased with the momentum that we have as an organization and the initial progress that we’ve made deploying our lending and deposit gathering initiatives.

“Unencumbered by legacy issues, Oriental is poised to realize its potential as one of Puerto Rico’s leading banking institutions, with our strong capital and significantly improved market position.

“Now that the 4Q12 transition quarter is behind us, we look forward to generating income available to common shareholders for 2013 of around $1.40 per share, based on our initial outlook.”

DECEMBER 31, 2012 BALANCE SHEET TRANSFORMATION

Based on initial valuation of the BBVA PR acquisition

All comparisons are to September 30, 2012 unless otherwise noted

Loans and Deposits

Due to organic growth and the December 18, 2012 acquisition of BBVA PR, Oriental reported:

•         305% increase in non-covered loan balances, to $4.8 billion from $1.2 billion

•         Greatly improved diversity among loan categories, with commercial loans representing 39% of non-covered gross loans versus 28%; residential mortgages representing 34% versus 65%; and auto/consumer loans representing 27% versus 7%

•         Net loans representing 56% of total assets versus 26%, indicating decreased reliance on investment securities

•         157% increase in deposits, to $5.7 billion from $2.2 billion

•         108% increase in core retail deposits, to $4.2 billion from $2.0 billion

•         Greatly improved diversity among core retail deposits, with non-interest bearing accounts representing 14% versus 9%; interest bearing savings and demand deposits accounts representing 40% versus 50%; and time deposits representing 46% versus 41%

•         Deposits representing 70% of interest bearing liabilities versus 43%, indicating decreased reliance on borrowings

Investment Securities and Borrowings

As a result of the above and the implementation of the second phase of deleveraging the investment securities portfolio in 4Q12, Oriental reported:

•         29% decline in investment securities balances, to $2.2 billion from $3.2 billion

•         Investment securities representing 24% of assets versus 52%

•         17% decline in borrowings, to $2.5 billion from $3.0 billion

•         Borrowings representing 30% of interest bearing liabilities versus 57%

Stockholders’ Equity, Capital Position and Total Balance Sheet

The changes in the balance sheet set forth above, and the raising of $77 million in new capital during 4Q12 through common and preferred stock offerings related to the acquisition, resulted in:

•         12% increase in stockholders’ equity, to $863.6 million from $771.7 million

•         Book value per common share after the acquisition of $15.31 versus $15.40

•         Due to a higher than anticipated valuation of BBVA PR, tangible book value per common share was $13.79, significantly reducing the earn back period from an originally anticipated 2.5-3 years

•         45.6 million issued and outstanding shares of common stock versus 40.7 million

•         Strong capital position, highlighted by 6.56% leverage capital ratio, 13.21% tier 1 risk based capital, 15.42% total risk based capital, and 6.83% tangible common equity to total assets

•         52% increase in total balance sheet, to $9.2 billion from $6.1 billion

4Q12 INCOME STATEMENT REFLECTS STRONG CORE TRENDS AND NON-RECURRING ITEMS

All comparisons are to 3Q12 unless otherwise noted

Oriental reported a net loss to common shareholders of $23.3 million for the quarter ended December 31, 2012, equal to ($0.53) per common share, and net income available to common shareholders for 2012 of $14.6 million, equal to $0.35 per common share.

Results include:

•         $22.9 million net loss in 4Q12 from implementation of the second phase of the deleveraging plan. Net cost of the deleveraging was $12.2 million in 2012, when combined with $10.7 million net profit from the plan’s first phase in 3Q12.

•         Approximately $2.6 million lower net interest income in 4Q12, due primarily to the sale of investment securities during 3Q12 as part of the deleveraging plan

•         Merger and restructuring charges of $5.0 million in 4Q12 non-interest expenses due to planned integration and other activities contractually required to transition from BBVA PR’s infrastructure and branding.  Combined with costs incurred primarily in the second half of 2012, non-interest expenses related to the acquisition totaled $7.1 million in 2012.

•         Approximately $3.7 million of income after tax in 4Q12, reflecting the post-acquisition results of BBVA PR’s operations

•         $2.1 million in new dividends paid in 4Q12 on preferred shares sold in 3Q12 and in 4Q12 as part of Oriental’s capital raise plan for the acquisition.  Total dividends paid in 2012 on the preferred shares sold in the second half amounted to $3.9 million.

Core Business Performance

Oriental’s core franchise continued to demonstrate strong performance and begin to show the benefits of the acquisition:

•         Record interest income from loans of $47.9 million, up 19%

•         Net interest margin of 2.97% for 4Q12 and 2.65% for 2012, exceeding guidance of 2.50%-2.60% for the year

•         Cost of retail deposits continued to decline to 1.05%, down 20 basis points (bps)

•         Cost of borrowings continued to decline to 1.98%, down 19bps

•         Provision for non-covered loans declined 4%, reflecting improvement in credit quality

•         Record fee income of $14.7 million, up 30%

•         Non-interest expenses (excluding those related to acquisition) increased only $5.2 million from 3Q12 and were $1.8 million lower for the year

•         Record loan production and purchases of $147.5 million, up 39%

•         Record level of trust assets managed of $2.5 billion, up 3%

•         Record level of broker-dealer assets gathered of $2.7 billion, up 26%

Pre-tax, pre-provision operating income, which eliminates some of the effects of the above-mentioned non-recurring items, was $18.0 million in 4Q12 and $76.4 million in 2012.

DELEVERAGING

During 4Q12, Oriental sold $486 million in investment securities and paid down or early extinguished $957 million of repurchase agreement funding (repos)

•         Total deleveraging performed in the second half of 2012 resulted in the sale of $1.0 billion in investment securities and the pay down or early extinguishment of $1.36 billion in repos

•         Oriental sold a lesser amount of securities than originally planned because of higher than anticipated gains on investments sold.  This enabled the Company to retain $300 million of now unencumbered securities, with an average yield of 2.70%.

•         Also in 4Q12, $420 million of BBVA PR’s securities were sold and $336 million of related repos were paid down or extinguished

BUSINESS COMBINATION OF BBVA PR ASSETS AND LIABILITIES

•         The total BBVA PR loan portfolio was preliminarily recorded at a discount of 6.47% in line with the original estimate

•         Oriental preliminarily recorded $52.2 million in goodwill for the acquisition, versus the original estimate of $95.0 million

INTEGRATION GOING SMOOTHLY

People, Technology and Costs

•         The combined organizations have started operating as one, with employees from both companies working together on common goals

•         Loan volumes and deposits from July 2012 through January 2013 have continued to grow

•         The plan for converting and consolidating operations and technology platforms is going well, with full completion expected in the second half of 2013

•         Total acquisition/integration costs are now budgeted at approximately $35.0 million, down 12.5% as compared to original $40.0 million estimate

Businesses

The combination of BBVA PR and Oriental provides the Company with a robust platform to expand net interest and non-interest income through:

•         250% increase in customer base

•         More than doubled branch network, to 64 from 28, reaching more markets with minimal overlap

•         Better service and a strong combination of product offerings

•         NIM expansion from a higher proportion of loans and from higher yielding loans

•         Expanded access to customer segments, such as corporate, institutional and auto lending

•         Doubling of fee revenue potential

2013 GUIDANCE

Oriental’s initial 2013 guidance is based on increased financial stability from a significantly larger proportion of anticipated income from loans and fees and significantly smaller reliance on investment securities. In particular, as compared to 2012, Oriental expects to benefit from:

•        Higher loan balances and net interest margin

•        Growth of non-interest income from wealth management, banking services and mortgage banking activities

•        Sharply reduced premium amortization on investment securities

•        Absence of non-recurring costs associated with deleveraging the investment securities portfolio

The Company does anticipate higher amortization of the FDIC shared-loss indemnification asset due to continued improved performance on the former Eurobank portfolio.

CONFERENCE CALL

A conference call to discuss Oriental’s results, outlook and related matters will be held Friday, February 8, 2013 at 10:00 AM Eastern Time (11:00 AM Puerto Rico Time).  The call will be accessible live via a webcast on Oriental’s Investor Relations website at www.orientalfg.com.  A webcast replay will be available shortly thereafter.  Access the webcast link in advance to download any necessary software.

FULL FINANCIAL TABLES

Full financial tables for 4Q12 and 2012 can be found on the Webcasts, Presentations & Other Files page, under the News & Presentations page, on Oriental’s Investor Relations website atwww.orientalfg.com.

ABOUT ORIENTAL FINANCIAL GROUP

Oriental Financial Group Inc. is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations, principally through its two subsidiaries, Oriental Bank and Oriental Financial Services.  Now in its 49th year in business, Oriental provides a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 64 financial centers.  Investor information about Oriental can be found at www.orientalfg.com.

NON-GAAP FINANCIAL MEASURES

From time to time, Oriental uses certain non-GAAP measures of financial performance to supplement the financial statements presented in accordance with GAAP. Oriental presents non-GAAP measures when its management believes that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

Oriental’s management has reported and discussed the results of operations herein both on a GAAP basis and on a pre-tax pre-provision operating income basis (defined as net interest income plus banking and wealth management revenues, less non-interest expenses, and calculated on the financial statements that can be found on the investor section of the company’s website).  Oriental’s management believes that, given the nature of the items excluded from the definition of pre-tax pre-provision operating income, it is useful to state what the results of operations would have been without them so that investors can see the financial trends from Oriental’s continuing business.

Tangible common equity consists of common equity less goodwill and other intangibles. Management believes that the ratios of tangible common equity to total assets and to risk-weighted assets assist investors in analyzing Oriental’s capital position.

FORWARD-LOOKING STATEMENTS

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) difficulties in integrating BBVA PR’s operations into Oriental’s operations; (ii) the amounts by which our assumptions related to the acquisition fail to approximate actual results; (iii) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (iv) changes in interest rates, as well as the magnitude of such changes; (v) the fiscal and monetary policies of the federal government and its agencies; (vi) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vii) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (viii) the performance of the stock and bond markets; (ix) competition in the financial services industry; (x) possible legislative, tax or regulatory changes; and (xi) difficulties in combining the operations of any other acquired entity.

For a discussion of such factors and certain risks and uncertainties to which Oriental is subject, see Oriental’s annual report on Form 10-K for the year ended December 31, 2011, as well as its other filings with the U.S. Securities and Exchange Commission.  Other than to the extent required by applicable law, including the requirements of applicable securities laws, Oriental assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

CONTACTS

Puerto Rico: Alexandra López (allopez@orientalfg.com), Oriental Financial Group Inc., (787) 522-6970

US: Steven Anreder (steven.anreder@anreder.com) and Gary Fishman (gary.fishman@anreder.com), Anreder & Company, (212) 532-3232

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)	QUARTER ENDED				YEAR TO DATE
	31-Dec-12	31-Dec-11%		30-Sep-12	31-Dec-12	31-Dec-11%
SUMMARY OF OPERATIONS (Dollars in thousands):
Interest Income:
Loans
Loans not covered under shared-loss
agreements with the FDIC
Mortgage	$13,342	$11,990	11.3%	$12,181	$50,040	$48,672	2.8%
Commercial	8,184	3,937	107.9%	4,295	20,672	14,564	41.9%
Consumer	1,719	830	107.1%	852	4,131	3,600	14.8%
Auto	3,416	470	626.8%	617	5,152	1,498	243.9%
Total loans not covered under shared-loss
agreements with the FDIC	26,661	17,227	54.8%	17,945	79,995	68,334	17.1%
Loans covered under shared-loss agreements
with the FDIC	21,209	22,158	-4.3%	22,284	85,376	67,665	26.2%
Total interest income from loans	47,870	39,385	21.5%	40,229	165,371	135,999	21.6%
Mortgage-backed securities	14,886	23,649	-37.1%	23,986	88,508	151,924	-41.7%
Investment securities	1,605	2,211	-27.4%	1,453	6,901	9,106	-24.2%
Total interest income	64,361	65,245	-1.4%	65,668	260,780	297,029	-12.2%
Interest Expense:
Deposits
Retail deposits	6,073	8,219	-26.1%	6,249	26,568	36,405	-27.0%
Institutional deposits	544	860	-36.7%	228	1,642	3,706	-55.7%
Brokered deposits	944	1,230	-23.3%	766	3,601	4,749	-24.2%
Total deposits	7,561	10,309	-26.7%	7,243	31,811	44,860	-29.1%
Securities sold under agreements to repurchase
and federal funds purchased	11,162	22,402	-50.2%	15,344	60,576	93,280	-35.1%
Advances from FHLB and other borrowings	2,257	3,032	-25.6%	2,508	10,696	12,068	-11.4%
FDIC-guaranteed term notes	-	1,021	-100.0%	-	909	4,084	-77.7%
Subordinated capital notes	507	316	60.4%	323	1,479	1,231	20.1%
Total interest expense	21,487	37,080	-42.1%	25,418	105,471	155,523	-32.2%
Net interest income	42,874	28,165	52.2%	40,250	155,309	141,506	9.8%
Provision for non-covered loan and lease losses	3,454	3,800	-9.1%	3,600	13,854	15,200	-8.9%
Provision for (recapture of) covered loan and
lease losses, net	982	-	100.0%	221	9,827	(1,387)	-808.5%
Total provision for loan and lease losses, net	4,436	3,800	16.7%	3,821	23,681	13,813	71.4%
Net interest income after provision for loan
and lease losses	38,438	24,365	57.8%	36,429	131,628	127,693	3.1%
Non-Interest Income:
Wealth management revenues	7,516	5,927	26.8%	6,042	25,350	20,571	23.2%
Banking service revenues	4,593	3,433	33.8%	3,006	13,824	12,930	6.9%
Mortgage banking activities	2,563	2,859	-10.4%	2,204	9,705	9,876	-1.7%
Total banking and wealth management
revenues	14,672	12,219	20.1%	11,252	48,879	43,377	12.7%
Total loss on other-than-temporarily
impaired securities	-	(15,018)	100.0%	-	-	(15,018)	100.0%
Portion of loss on securities recognized
in other comprehensive income	-	-	0.0%	-	-	-	0.0%
Other-than-temporary impairments
on securities	-	(15,018)	100.0%	-	-	(15,018)	100.0%
Net amortization of FDIC shared-loss
indemnification asset	(9,517)	(3,189)	-198.4%	(8,096)	(28,022)	(3,379)	-729.3%
Net gain (loss) on:
Sales of securities and derivative activities	(21,124)	52	-40723.1%	35,039	33,138	14,761	124.5%
Foreclosed real estate	(1,873)	(1,383)	-35.4%	(1,209)	(4,366)	(1,717)	-154.3%
Early extinguishment of repurchase agreements	(1,740)	-	-100.0%	(24,312)	(26,052)	(4,790)	-443.9%
Other	221	(3,251)	106.8%	978	429	(3,103)	-113.8%
Total non-interest income, net	(19,361)	(10,570)	-83.2%	13,652	24,006	30,131	-20.3%
Non-Interest Expenses:
Compensation and employee benefits	12,905	11,041	16.9%	11,323	45,778	45,552	0.5%
Professional and service fees	5,786	5,530	4.6%	5,845	22,274	22,805	-2.3%
Occupancy and equipment	4,832	4,465	8.2%	4,197	17,530	17,530	0.0%
Merger and restructuring charges	4,990	-	100.0%	-	4,990	-	100.0%
Insurance	1,887	1,709	10.4%	1,594	6,742	6,642	1.5%
Electronic banking charges	1,849	1,724	7.3%	1,415	6,430	5,709	12.6%
Taxes, other than payroll and income taxes	1,344	1,299	3.5%	1,091	3,502	4,721	-25.8%
Advertising, business promotion, and
strategic initiatives	2,248	1,589	41.5%	1,594	6,254	5,975	4.7%
Loan servicing and clearing expenses	779	907	-14.1%	607	3,309	3,978	-16.8%
Foreclosure, repossession and other real
estate expenses	846	419	101.9%	1,060	3,591	2,078	72.8%
Communication	455	364	25.0%	391	1,627	1,500	8.5%
Director and investor relations	230	328	-29.9%	158	1,039	1,305	-20.4%
Printing, postage, stationery and supplies	325	327	-0.6%	299	1,254	1,264	-0.8%
Other	1,030	784	31.4%	870	3,458	3,449	0.3%
Total non-interest expenses	39,506	30,486	29.6%	30,444	127,778	122,508	4.3%
Income before income taxes	(20,429)	(16,691)	-22.4%	19,637	27,856	35,316	-21.1%
Income tax expense	(1,587)	(4,794)	-66.9%	1,894	3,301	866	281.2%
Net income	(18,842)	(11,897)	-58.4%	17,743	24,555	34,450	-28.7%
Less: Dividends on preferred stock	(4,500)	(1,200)	-275.0%	(3,039)	(9,939)	(4,802)	107.0%
Income available to common shareholders	$(23,342)	$(13,097)	-78.2%	$14,704	$14,616	$29,648	-50.7%

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)	QUARTER ENDED				YEAR TO DATE
	31-Dec-12	31-Dec-11%		30-Sep-12	31-Dec-12	31-Dec-11%
(Dollars in thousands, except per share data)

PRE-TAX PRE-PROVISION OPERATING INCOME
Net interest income	$42,874	$28,165	52.2%	$40,250	$155,309	$141,506	9.8%
Core non-interest income:
Wealth management revenues	7,516	5,927	26.8%	6,042	25,350	20,571	23.2%
Banking service revenues	4,593	3,433	33.8%	3,006	13,824	12,930	6.9%
Mortgage banking activities	2,563	2,859	-10.4%	2,204	9,705	9,876	-1.7%
Total core non-interest income	14,672	12,219	20.1%	11,252	48,879	43,377	12.7%
Non-interest expenses	(39,506)	(30,486)	29.6%	(30,444)	(127,778)	(122,508)	-4.3%
Total pre-tax pre-provision operating income	$18,040	$9,898	82.3%	$21,058	$76,410	$62,375	22.5%
INCOME PER COMMON SHARE
Basic	$(0.53)	$(0.31)	-71.0%	$0.36	$0.35	$0.67	-48.8%
Diluted	$(0.53)	$(0.31)	-71.0%	$0.31	$0.35	$0.67	-48.8%
COMMON STOCK DATA
Average common shares outstanding	44,020	42,572	3.4%	40,738	41,626	44,433	-6.3%
Average potential common shares-options	119	96	24.0%	102	109	91	19.8%
Average potential common shares-convertible
preferred stocks	7,138	-	100.0%	7,138	3,569	-	100.0%
Average common shares outstanding
and equivalents	51,277	42,668	20.2%	47,978	45,304	44,524	1.8%
Cash dividends per share of common stock	$0.06	$0.06	0.0%	$0.06	$0.24	$0.22	9.1%
Cash dividends declared on common shares	$2,735	$2,476	10.5%	$2,445	$10,067	$9,153	10.0%
Pay-out ratio	-11.31%	-19.56%	42.2%	19.58%	68.36%	33.33%	105.1%
SELECTED FINANCIAL DATA
PERFORMANCE RATIOS
Return on average assets	-1.27%	-0.68%	-86.8%	1.10%	0.38%	0.48%	-20.8%
Return on average common equity	-8.75%	-7.99%	-9.5%	9.26%	3.18%	4.50%	-29.3%
Equity-to-assets ratio	9.39%	10.39%	-9.6%	12.75%	9.39%	10.39%	-9.6%
Efficiency ratio	68.65%	75.49%	-9.1%	59.11%	62.58%	66.26%	-5.6%
TAX EQUIVALENT SPREAD
Interest-earning assets	4.46%	4.11%	8.5%	4.52%	4.46%	4.60%	-3.0%
Tax equivalent adjustment	0.75%	1.32%	-43.2%	1.72%	1.34%	1.32%	1.5%
Interest-earning assets - tax equivalent	5.21%	5.43%	-4.1%	6.24%	5.80%	5.92%	-2.0%
Interest-bearing liabilities	1.56%	2.41%	-35.3%	1.82%	1.87%	2.45%	-23.7%
Tax equivalent interest rate spread	3.65%	3.02%	20.9%	4.42%	3.93%	3.47%	13.3%
Tax equivalent interest rate margin	3.72%	3.09%	20.4%	4.49%	3.99%	3.52%	13.4%
NORMAL SPREAD
Investments	1.81%	2.23%	-18.8%	2.44%	2.34%	3.41%	-31.4%
Loans
Loans not covered under shared-loss agreements with the FDIC	6.23%	5.76%	8.2%	5.98%	6.00%	5.80%	3.4%
Loans covered under shared-loss agreements with the FDIC	20.77%	17.12%	21.3%	20.37%	19.02%	12.12%	56.9%
	9.03%	9.19%	-1.7%	9.83%	9.28%	7.83%	18.5%
Interest-earning assets	4.46%	4.11%	8.5%	4.52%	4.46%	4.60%	-3.0%
Deposits
Retail deposits	1.05%	1.63%	-35.6%	1.25%	1.28%	1.79%	-28.5%
Institutional deposits	1.46%	1.99%	-26.6%	1.20%	1.51%	1.76%	-14.2%
Brokered deposits	1.51%	2.27%	-33.5%	2.15%	1.78%	2.03%	-12.3%
	1.12%	1.72%	-34.9%	1.31%	1.33%	1.81%	-26.5%
Borrowings
Securities sold under agreements to repurchase and federal funds purchased	1.85%	2.69%	-31.2%	2.02%	2.10%	2.73%	-23.1%
Advances from FHLB and other borrowings	2.63%	4.29%	-38.7%	3.51%	3.58%	3.86%	-7.3%
FDIC-guaranteed term notes	-	3.88%	-	-	4.16%	3.87%	7.5%
Subordinated capital notes	3.93%	3.50%	12.3%	3.58%	3.70%	3.41%	8.5%
	1.98%	2.85%	-30.5%	2.17%	2.27%	2.86%	-20.6%
Interest-bearing liabilities	1.56%	2.41%	-35.3%	1.82%	1.87%	2.45%	-23.7%
Interest rate spread	2.89%	1.70%	70.0%	2.70%	2.59%	2.15%	20.5%
Interest rate margin	2.97%	1.78%	66.9%	2.77%	2.65%	2.19%	21.0%
AVERAGE BALANCES
Investments	$3,652,397	$4,628,941	-21.1%	$4,175,668	$4,070,173	$4,721,196	-13.8%
Loans	2,120,947	1,713,630	23.8%	1,637,727	1,781,144	1,736,121	2.6%
Interest-earning assets	$5,773,344	$6,342,571	-9.0%	$5,813,395	$5,851,317	$6,457,317	-9.4%
Deposits	$2,703,124	$2,404,094	12.4%	$2,218,651	$2,385,639	$2,483,091	-3.9%
Borrowings	2,808,424	3,760,513	-25.3%	3,356,746	3,245,969	3,872,425	-16.2%
Interest-bearing liabilities	$5,511,548	$6,164,607	-10.6%	$5,575,397	$5,631,608	$6,355,516	-11.4%

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)	AS OF
	31-Dec-12	31-Dec-11%		30-Sep-12
(Dollars in thousands)

BALANCE SHEET
Cash and cash equivalents	$869,011	$591,487	46.9%	$515,495
Securities purchased under agreements to resell	80,000	-	100.0%	270,000
Investments:
Trading securities	495	180	175.0%	1,514
Investment securities available-for-sale, at fair value, with amortized cost of $2,118,825
(December 31, 2011 - $2,873,682, September 30, 2012 - $2,228,629)
FNMA and FHLMC certificates	1,693,448	2,676,779	-36.7%	1,599,629
CMO's issued by US Government sponsored agencies	291,400	130,046	124.1%	195,105
US Treasury Securities	26,496	-	100.0%	387,994
Obligations of US Government sponsored agencies	21,847	-	100.0%	25,135
Structured credit investments	-	37,288	-100.0%	29,002
GNMA certificates	15,165	28,337	-46.5%	18,732
Obligations of Puerto Rico Government and political subdivisions	120,520	71,458	68.7%	22,354
Other debt securities	25,410	16,004	58.8%	15,599
Total investment securities available-for-sale	2,194,286	2,959,912	-25.9%	2,293,550
Investment securities held-to-maturity, at amortized cost, with fair value of
$904,556 at December 31, 2011, and $874,921 at September 30, 2012
FNMA and FHLMC certificates	-	884,026	-100.0%	722,823
CMO's issued by US Government sponsored agencies	-	-	0.0%	112,261
Total investment securities held-to-maturity	-	884,026	-100.0%	835,084
Federal Home Loan Bank (FHLB) stock, at cost	38,411	23,779	61.5%	22,865
Other investments	73	73	0.0%	69
Total investments	2,233,265	3,867,970	-42.3%	3,153,082
Loans:
Loans not covered under shared-loss agreements with the FDIC:
Mortgage	1,617,212	820,738	97.0%	771,734
Commercial	1,845,525	301,573	512.0%	338,364
Consumer	240,732	36,453	560.4%	43,643
Auto	1,071,909	25,768	4059.8%	33,772
Total loans receivable not covered under shared-loss agreements with the FDIC, gross	4,775,378	1,184,532	303.1%	1,187,513
Less: Deferred loan fees, net	(3,445)	(4,545)	24.2%	(3,875)
Total loans receivable not covered under shared-loss agreements with the FDIC	4,771,933	1,179,987	304.4%	1,183,638
Allowance for loan and lease losses on non-covered loans	(39,921)	(37,010)	-7.9%	(39,120)
Loans receivable, net	4,732,012	1,142,977	314.0%	1,144,518
Mortgage loans held for sale	62,491	26,939	132.0%	38,211
Total loans not covered under shared-loss agreements with the FDIC, net	4,794,503	1,169,916	309.8%	1,182,729
Loans covered under shared-loss agreements with the FDIC	449,431	533,532	-15.8%	470,453
Allowance for loan and lease losses on covered loans	(54,124)	(37,256)	-45.3%	(56,865)
Loans covered under shared-loss agreements with the FDIC, net	395,307	496,276	-20.3%	413,588
Total loans, net	5,189,810	1,666,192	211.5%	1,596,317
FDIC shared-loss indemnification asset	286,799	392,367	-26.9%	328,573
Derivative assets	21,889	9,317	134.9%	18,495
Accrued interest receivable	23,982	20,182	18.8%	14,935
Tax credits	8,706	1,303	568.2%	1,303
Prepaid FDIC Insurance	6,451	11,599	-44.4%	7,705
Other prepaid expenses	19,674	7,014	180.5%	11,295
Deferred tax asset, net	112,435	32,023	251.1%	35,912
Foreclosed real estate and repossessed properties	81,531	28,387	187.2%	39,893
Premises and equipment, net	84,997	21,520	295.0%	19,268
Servicing assets and advances	18,771	24,444	-23.2%	19,683
Goodwill	54,899	2,701	1932.5%	2,701
Other intangibles	14,489	1,185	1122.7%	1,079
Accounts receivable and other assets	87,351	16,702	423.0%	15,919
Total assets	$9,194,060	$6,694,393	37.3%	$6,051,655

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)	AS OF
	31-Dec-12	31-Dec-11%		30-Sep-12
(Dollars in thousands)
Deposits:
Retail deposits	$4,158,881	2,017,246	106.2%	2,004,621
Institutional deposits	608,828	168,301	261.7%	73,657
Brokered deposits	928,166	256,596	261.7%	141,724
Total deposits	5,695,875	2,442,143	133.2%	2,220,002
Borrowings:
Securities sold under agreements to repurchase and federal funds purchased	1,705,148	3,056,238	-44.2%	2,652,366
Advances from FHLB and other borrowings	630,498	281,753	123.8%	285,395
FDIC-guaranteed term notes	-	105,834	-100.0%	-
Subordinated capital notes	146,363	36,083	305.6%	36,083
Total borrowings	2,482,009	3,479,908	-28.7%	2,973,844
Total interest-bearing liabilities	8,177,884	5,922,051	38.1%	5,193,846
Derivative liabilities	26,260	47,425	-44.6%	58,269
Acceptances outstanding	26,996	-	100.0%	232
Accrued expenses and other liabilities	99,314	29,362	238.2%	27,621
Total liabilities	8,330,454	5,998,838	38.9%	5,279,968
Preferred stock	176,000	68,000	158.8%	152,000
Common stock	52,671	47,809	10.2%	47,842
Additional paid-in capital	537,453	499,096	7.7%	495,155
Legal surplus	52,147	50,178	3.9%	54,407
Retained earnings	70,730	68,149	3.8%	94,520
Treasury stock, at cost	(81,275)	(74,808)	8.6%	(81,300)
Accumulated other comprehensive income, net	55,880	37,131	50.5%	9,063
Total stockholders' equity	863,606	695,555	24.2%	771,687
Total liabilities and stockholders' equity	$9,194,060	$6,694,393	37.3%	$6,051,655

SELECTED FINANCIAL DATA AT YEAR-END
Common shares outstanding at end of period	45,580	41,245	10.5%	40,746
Common shares outstanding at end of period assuming that convertible
preferred shares were converted at December 31, 2012	52,719
Book value per common share	$15.31	$15.28	0.2%	$15.40
Book value per common share assuming that convertible preferred shares
were converted at December 31, 2012	$14.73
Tangible book value per common share	$13.79	$15.19	-9.2%	$15.30
Trust assets managed	$2,514,401	$2,216,088	13.5%	$2,449,718
Broker-dealer assets gathered	2,722,197	1,926,148	41.3%	2,167,379
Total assets managed	$5,236,598	$4,142,236	26.4%	$4,617,097

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)	AS OF
	31-Dec-12	31-Dec-11%		30-Sep-12
CAPITAL DATA
Leverage capital ratio	6.56%	9.65%	-32.0%	10.91%
Leverage capital ratio required	4.00%	4.00%		4.00%
Actual tier 1 capital	$693,095	$661,614	4.8%	$687,436
Tier 1 capital required	$422,912	$274,230	54.2%	$252,145
Excess over regulatory requirement	$270,183	$387,384	-30.3%	$435,291

Tier 1 risk-based capital ratio	13.21%	31.84%	-58.5%	36.33%
Tier 1 risk-based capital ratio required	4.00%	4.00%		4.00%
Actual tier 1 risk-based capital	$693,095	$661,614	4.8%	$687,436
Tier 1 risk-based capital required	$209,893	$83,110	152.5%	$75,681
Excess over regulatory requirement	$483,202	$578,504	-16.5%	$611,755
Risk-weighted assets	$5,247,313	$2,077,742	152.5%	$1,892,021

Total risk-based capital ratio	15.42%	33.12%	-53.4%	37.63%
Total risk-based capital ratio required	8.00%	8.00%		8.00%
Actual total risk-based capital	$809,243	$688,188	17.6%	$711,987
Total risk-based capital required	$419,785	$166,219	152.5%	$151,362
Excess over regulatory requirement	$389,458	$521,969	-25.4%	$560,625
Risk-weighted assets	$5,247,313	$2,077,742	152.5%	$1,892,021

Tangible common equity to total assets	6.83%	9.36%	-27.0%	10.30%
Tangible common equity to total risk-weighted assets	11.97%	30.14%	-60.3%	32.96%
Total equity to total assets	9.39%	10.39%	-9.6%	12.75%
Total equity to risk-weighted assets	16.46%	33.48%	-50.8%	40.79%

Tier 1 common equity to risk-weighted assets	9.38%	27.01%	-65.3%	31.03%
Tier 1 common equity	$492,209	$561,275	-12.3%	$587,098

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)			QUARTER ENDED		YEAR TO DATE
31-Dec-12		31-Dec-11%		30-Sep-12	31-Dec-12	31-Dec-11%
(Dollars in thousands)
Loan Production and Purchases Summary:
(Legacy loans and loans generated post acquisition)
Mortgage loans production	$61,795	$47,584	29.9%	$46,985	$202,719	$205,389	-1.3%
Mortgage loans purchased	-	-	0.0%	-	-	7,395	-100.0%
Total mortgage	61,795	47,584	29.9%	46,985	202,719	212,784	-4.7%
Commercial	56,270	47,466	18.5%	43,572	191,039	139,785	36.7%
Consumer	9,451	6,698	41.1%	9,528	31,827	21,738	46.4%
Auto	20,011	5,522	262.4%	6,301	35,227	21,646	62.7%
Total loan production and purchases	$147,527	$107,270	37.5%	$106,386	$460,812	$395,953	16.4%

CREDIT DATA:

Net credit losses: (Legacy loans and loans generated post acquisition)
Mortgage	$1,871	$1,300	43.9%	$1,621	$6,361	$5,735	10.9%
Commercial	631	976	-35.3%	37	3,925	2,345	67.4%
Consumer	135	367	-63.2%	152	545	1,353	-59.7%
Auto	16	16	0.0%	72	111	186	-40.3%
Total net credit losses	$2,653	$2,659	-0.2%	$1,882	$10,942	$9,619	13.8%
Net credit losses to average loans outstanding	0.88%	0.89%	-1.1%	0.63%	0.91%	0.82%	11.0%

			AS OF
			31-Dec-12	31-Dec-11%		30-Sep-12

Allowance for loan and lease losses on non-covered loans			$39,921	$37,010	7.9%	$39,120

Allowance coverage ratios: (Legacy loans and loans generated post acquisition)
Allowance for loan and lease losses to total loans			3.12%	3.12%	0.0%	3.29%
Allowance for loan and lease losses to non-performing loans			27.39%	23.59%	16.1%	29.95%

Non-performing assets summary: (Legacy loans and loans generated post acquisition)
Mortgage			$115,683	$119,471	-3.2%	$100,703
Commercial			29,506	36,988	-20.2%	29,649
Consumer			442	334	32.3%	276
Auto			131	102	28.4%	11
Non-performing loans			145,762	156,895	-7.1%	130,639
Foreclosed properties			17,379	13,812	25.8%	17,765
Other repossessed assets			24	-	100.0%	97
Mortgage loans held for sale in non-accrual			-	1,223	-100.0%	1,247
Non-performing assets			$163,165	$171,930	-5.1%	$149,748
Non-performing loans to:
Total loans			11.64%	13.30%	-12.5%	11.04%
Total assets			1.66%	2.54%	-34.6%	2.33%
Total capital			16.88%	22.56%	-25.2%	16.96%
Non-performing assets to total assets			1.86%	2.78%	-33.1%	2.67%
Non-performing assets to total capital			18.89%	24.72%	-23.6%	19.41%

Loans past due: (Legacy loans and loans generated post acquisition)
Early delinquency (30-89 days past due)
Mortgage			$68,898	$74,411	-7.4%	$27,091
Commercial			9,866	4,537	117.5%	1,916
Consumer			839	783	7.2%	624
Auto			381	339	12.4%	688
			$79,984	$80,070	-0.1%	$30,319
Total delinquency (30 days and over past due)
Mortgage			$189,609	$184,116	3.0%	$123,181
Commercial			27,578	32,894	-16.2%	20,109
Consumer			1,247	1,117	11.6%	900
Auto			512	441	16.1%	699
			$218,946	$218,568	0.2%	$144,889